NCI Building Systems Reports
Fourth Quarter and 2013 Fiscal Year End Results

HOUSTON, December 10, 2013 -- NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the fourth quarter and fiscal year ended November 3, 2013. The 2013 fourth quarter and fiscal year included an extra week versus the 2012 fourth quarter and fiscal year.

Fourth Quarter Highlights:

•	Sales rose 10.7% to $400.2 million, compared to the prior year’s fourth quarter, and increased 26%, sequentially.
•	Gross profit increased 10.8% to $87.3 million from $78.8 million in the comparable quarter last year, and rose 30% from $67.0 million in the previous quarter.
•	Adjusted EBITDA was $30.1 million up slightly from the prior fiscal year, but rose 77% from $17.0 million in the third quarter of 2013.
•	Net income per diluted common share was $0.11, up from $0.08 per diluted share in the prior fiscal year and a net loss of $0.19 per diluted common share in the prior quarter.
•	Quarter-end backlog increased by 6% to $322.2 million compared to $303.6 million for the same period in fiscal 2012 and $319.2 million in the third quarter of 2013.

Fiscal 2013 Highlights:

•	Sales rose 13% to $1.3 billion from $1.2 billion in the prior year.
•	Gross profit increased 8% to $276.0 million from $256.0 million in fiscal 2012.
•	Adjusted EBITDA was $70.9 million declining from last fiscal year’s $76.5 million.
•	Adjusted net income applicable to diluted common shares was $0.03 million or $0.00 per diluted common share, up from an adjusted net loss of $0.25 per diluted common share in the prior fiscal year.
•	Stockholders’ equity increased $623.3 million to $252.8 million from negative $370.5 million primarily due to the conversion of all preferred shares to common shares in May 2013.
•	Net cash provided by operating activities increased to $64 million from $48 million in fiscal 2012.

Norman C. Chambers, Chairman, President and Chief Executive, commented, "We generated sequential and more importantly year-over-year improvement in our operating results in the fourth quarter. Results across our end-markets and product categories are starting to show positive momentum. We delivered strong sequential and year-over-year gains in Components sales driven largely by legacy single skin products, for which demand had lagged until the fourth quarter. Insulated metal panels continued to outpace all other products in commercial and industrial applications. That segment also benefitted from improved pricing and margins. Our Coatings group continued to perform well, delivering top-line growth and improved profitability both sequentially and compared to last year’s fourth quarter due to strong demand for heavy gauge package shipments. The Buildings group posted increased sales, but its operating profitability was negatively affected by lower pricing earlier in the year and higher manufacturing costs.

“We see an opportunity to further distinguish the value of our products and services by strengthening the integration of our manufacturing platform across all three business segments and rapidly incorporating the benefits of lean manufacturing best practices and efficiencies across all our production facilities. To drive this initiative, we have selected John Kuzdal, formerly president of our Coatings group, to be the President of NCI Manufacturing, and he will have responsibility for all of NCI’s manufacturing operations and activities.”

Fourth Quarter 2013 Results

For the fourth quarter, sales grew 10.7% to $400.2 million from $361.7 million in last year's fourth quarter, due to higher volumes in each of our operating segments, as well as the contribution from the extra week this fiscal quarter. On a sequential basis, sales were up 26.2% from $317.2 million in the third quarter.

Gross profit increased 10.8% to $87.3 million from $78.8 million in the fourth quarter of 2012 while gross profit margin was flat at 21.8%. Our August price increases materialized quickly in the results for both the Coatings group and the Components group because of their shorter sales cycles compared to the Buildings group. We expect to realize the benefit of the price increases in our Buildings group during the first half of fiscal year 2014 and beyond. Approximately 90% of the Buildings group’s shipments in the fourth quarter were from work that was booked prior to the August price increases.

Engineering, selling, general and administrative (ESG&A) expenses rose 12.0% to $70.8 million from $63.2 million in the fourth quarter of 2012. As a percentage of revenues, ESG&A increased approximately 20 basis points to 17.7% in the 2013 fourth quarter compared to 17.5% in the prior year’s period and was down from 19.8% in the 2013 third quarter. The increase in costs over the prior year was comprised of $2.0 million for the extra week in 2013, $1.3 million higher non-cash stock compensation charges, $3.4 million related to unique expenditures to improve our distribution channels, manufacturing capabilities and customer responsiveness, and the remainder related to variable costs on the increased activity levels.

Operating income increased to $16.5 million and included a $1.0 million insurance recovery and $0.5 million for unreimbursed business interruption costs associated with the fire at our Jackson, Mississippi coating plant that occurred in the fourth quarter. Excluding those items, adjusted operating income was $15.9 million, slightly higher than the prior year’s results.

As noted above, Adjusted EBITDA, a non-GAAP measure, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company's credit agreement was $30.1 million, up slightly from $29.5 million in the prior year’s fourth quarter and 77% higher than the $17.0 million of Adjusted EBITDA in this year’s third quarter. Please see the reconciliation of Adjusted EBITDA to net income (loss) in the Company’s financial statements.

For the fourth quarter of 2013, the Company reported net income of $8.3 million, or $0.11 per diluted common share. Excluding the gain associated with the insurance recovery and the unreimbursed business interruption costs, NCI generated adjusted net income of $8.0 million, or $0.10 per diluted common share. The weighted average number of common shares used in the calculation of fourth quarter 2013 earnings per diluted common share was 74.9 million. In last year's fourth quarter, the Company reported net income of $6.3 million, or $0.08 per diluted common share. Under the two class method in place before the May 2013 conversion of preferred shares to common, the weighted average number of common shares used in the calculation of fourth quarter 2012 net income per diluted common share was 19.5 million.

Inventory levels increased 15% over the same period of the prior year to $122.1 million due to anticipated higher volume levels associated with the rising backlog. Annualized inventory turnover was 9.2 turns for the fourth quarter compared to 10.1 turns in last year's fourth quarter and 7.5 turns in the third quarter of fiscal 2013.

Capital expenditures were $24.4 million for fiscal year 2013. The majority of our expenditures were targeted at upgrading facilities and systems. The projects included refurbishing the Middletown, Ohio coating facility, consolidating chemical processes within insulated metal panels, enhancing the Coatings group’s manufacturing capabilities and launching system improvements in the Buildings group. During fiscal 2013, NCI generated $64.1 million in net cash provided by operating activities due to operating earnings and effective working capital management.

Fourth Quarter 2013 Segment Performance

The Coatings group third party sales grew 31.8% year-over-year and 25.2% sequentially. Operating income increased to $8.2 million in the fourth quarter of 2013 from $7.0 million in the fourth quarter of last fiscal year and $5.5 million in the 2013 third quarter. This group continued to generate strong external sales gains in HVAC, lighting fixtures and appliance sales, along with increased shipments of heavy gauge packages to construction markets. The Jackson, Mississippi plant was back online in September after a fire at the facility on August 6. During the six weeks the facility was offline while we repaired the damaged ovens, we utilized capacity at our other coatings plants to ensure that customers did not experience delays in their scheduled deliveries. However, as a result of these efforts, our freight and manufacturing costs were slightly higher than expected and unreimbursed costs related to the business interruption were approximately $0.5 million. The $1.0 million insurance recovery was spent on reconstructing the damaged ovens and we anticipate receiving additional insurance funds over the next several quarters. The total received for the reconstructed ovens will be depreciated over ten years beginning in fiscal 2014.

The Components group produced a 13.8% increase in third-party sales versus the prior year’s fourth quarter and a 25.1% increase sequentially. Operating income rose to $16.9 million from $10.2 million in the same quarter last fiscal year and $8.1 million in the third quarter of 2013. The year-over-year increase in operating income was due to higher volumes of legacy products and improving sales margins. Sales of higher margin insulated metal panels continued to gain momentum, growing 30% year-over year as they further penetrated the commercial and industrial segments.

The Buildings group’s total third party sales were up 5.5% compared to last year’s fourth quarter and rose 27.3% sequentially. This group produced operating income of $9.0 million in the 2013 fourth quarter, declining from $14.2 million in the prior year’s fourth quarter, but rebounding from $6.1 million in the prior quarter. The profitability of the Buildings group was impacted by increased manufacturing costs and shipments of lower margin projects resulting from pricing pressure earlier in our fiscal year. We anticipate that the benefit of improved pricing from our August increase will be reflected in orders shipped in the first half of 2014.

For additional information, please see the CFO Commentary at www.ncigroup.com under the investors tab.

Market Commentary

Leading indicators for nonresidential construction activity continue to trend positive. The American Institute of Architects’ Architecture Billing Index (ABI) remained in growth mode in October at 51.6, but was down sequentially from 54.3 in September. The index has now been above 50 for 14 of the past 15 months, which is a very positive sign for U.S. construction spending going into 2014. In addition, the new projects inquiry index was up sharply in October to 61.5 from 58.6 in September.

Economic activity in the manufacturing sector expanded for the sixth consecutive month as the Institute for Supply Management (ISM) survey registered the highest level since April 2011 at 57.3, up from 56.4 in October. The ISM data, which leads GDP, has been in a range over the last two quarters consistent with 3-4% real GDP growth. The ISM’s New Orders Index registered 63.6 and represents growth in new orders for the sixth consecutive month.

Summary/Outlook

“Our performance in fiscal 2013 was hampered by economic uncertainty, which resulted in lower than expected volumes and pricing pressure earlier in our fiscal year,” noted Mr. Chambers. “Beginning in August, we experienced a pick-up in demand mainly coming from the commercial, industrial and agricultural sectors. The recent additions to our Buildings backlog in the period continue to reflect a number of larger projects and projects with higher margins. Operationally, the Components group delivered significant growth in commercial and industrial sector sales to NCI’s largest OEM customers and in insulated metal panels. The Coatings group continues to benefit from higher volumes and improving product mix and margins. In addition, the Middletown, Ohio light gauge paint line has substantially increased production, and the facility, as previously anticipated, was profitable in the fourth fiscal quarter of 2013.

“We expect the market will support 800 million square feet of nonresidential construction starts in calendar 2013, a very modest improvement from the 772 million square feet realized in 2012. Business conditions at architectural firms have steadily improved in the past several quarters, suggesting the potential for upper single digit year-over-year growth in nonresidential new construction in 2014. Recent bookings trends and discussions with our customers appear to support this momentum. In addition, we currently anticipate improved margins in fiscal 2014 as we fully benefit from greater commercial discipline, manufacturing efficiencies and volume-driven operating leverage,” Mr. Chambers concluded.

Conference Call Information

The NCI Building Systems, Inc. fourth quarter conference call is scheduled for Tuesday, December 10, 2013, at 5:00 PM ET. Please dial 1-480-629-9835 or 1-877-941-0844 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncigroup.com. To access the taped replay, please dial 1-303-590-3030 or 1-800-406-7325 and the passcode 4650930# when prompted. The taped replay will be available two hours after the call through December 17, 2013.

NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Contact:

Layne de Alvarez

Director, Investor Relations

281-897-7710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "guidance," "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, as a result, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to industry cyclicality and seasonality and adverse weather conditions; ability to service the Company's debt; ability to integrate Metl-Span with the Company's business or to realize the anticipated benefits of such acquisition; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; financial crises or fluctuations in the U.S. and abroad; changes in laws or regulations; and the volatility of the Company's stock price. The Company's SEC filings, including our most recent reports on Form 10-K, particularly under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended October 28, 2012, identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

 NCI BUILDING SYSTEMS, INC.

 CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

 (In thousands, except per share data)

	Fiscal Three Months Ended		Fiscal Year Ended
	November 3,	October 28,	November 3,	October 28,
	2013	2012	2013	2012

Sales	$400,211	$361,688	$1,308,395	$1,154,010
Cost of sales, excluding gain on insurance recovery	313,934	282,879	1,033,374	897,992
Gain on insurance recovery	(1,023)	-	(1,023)	-
Gross profit	87,300	78,809	276,044	256,018
	21.8%	21.8%	21.1%	22.2%

Engineering, selling, general and administrative expenses	70,842	63,230	256,856	219,340
Acquisition-related costs	-	153	-	4,989
Income from operations	16,458	15,426	19,188	31,689

Interest income	30	12	131	112
Interest expense	(3,364)	(6,238)	(20,988)	(16,827)
Debt extinguishment costs, net	-	-	(21,491)	(6,437)
Other income, net	562	449	1,421	460

Income (loss) before income taxes	13,686	9,649	(21,739)	8,997
Provision (benefit) for income taxes	5,410	3,379	(8,854)	4,084
	39.5%	35.0%	40.7%	45.4%

Net income (loss)	$8,276	$6,270	$(12,885)	$4,913
Convertible preferred stock dividends and accretion	-	-	-	16,352
Convertible preferred stock beneficial conversion feature	-	-	-	11,878
Convertible preferred stock amendment	-	-	-	48,803
Net income (loss) applicable to common shares	$8,276	$6,270	$(12,885)	$(72,120)

Earnings (loss) per common share:
Basic	$0.11	$0.08	$(0.29)	$(3.81)
Diluted	$0.11	$0.08	$(0.29)	$(3.81)

Weighted average number of common shares outstanding:
Basic	73,931	19,159	44,761	18,932
Diluted	74,924	19,481	44,761	18,932

Increase in sales	10.7%		13.4%

Gross profit percentage	21.8%	21.8%	21.1%	22.2%

Engineering, selling, general and administrative
expenses percentage	17.7%	17.5%	19.6%	19.0%

 NCI BUILDING SYSTEMS, INC.

 CONSOLIDATED BALANCE SHEETS

 (In thousands)

	November 3,	October 28,
	2013	2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$77,436	$55,158
Restricted cash	-	1,375
Accounts receivable, net	135,368	133,475
Inventories, net	122,105	106,015
Deferred income taxes	27,736	21,926
Income tax receivable	1,112	549
Prepaid expenses and other	19,300	16,864
Investments in debt and equity securities, at market	4,892	4,076
Assets held for sale	2,879	2,397
Total current assets	390,828	341,835

Property, plant and equipment, net	260,918	268,875
Goodwill	75,226	76,746
Intangible assets, net	48,975	53,028
Deferred financing costs, net	4,316	11,000
Total assets	$780,263	$751,484

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current portion of long-term debt	$2,384	$2,500
Note payable	613	515
Accounts payable	144,553	113,177
Accrued compensation and benefits	40,954	41,586
Accrued interest	1,844	345
Other accrued expenses	61,266	61,935
Total current liabilities	251,614	220,058

Long-term debt, net	235,391	234,444
Deferred income taxes	32,185	35,565
Other long-term liabilities	8,315	11,995
Total long-term liabilities	275,891	282,004

Series B cumulative convertible participating preferred stock	-	619,950

Common stock	1,471	925
Additional paid-in capital	638,574	4,991
Accumulated deficit	(382,735)	(369,850)
Accumulated other comprehensive loss	(4,436)	(6,568)
Treasury stock, at cost	(116)	(26)
Stockholders' equity (deficit)	252,758	(370,528)

Total liabilities and stockholders' equity (deficit)	$780,263	$751,484

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Fiscal Year Ended
	November 3, 2013	October 28, 2012

Cash flows from operating activities:
Net income (loss)	$(12,885)	$4,913
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	36,009	29,602
Amortization of deferred financing costs and debt discount	3,266	4,238
Share-based compensation expense	14,900	9,298
Non-cash debt extinguishment costs	17,582	6,437
Gain on sale of property, plant and equipment	(3)	(556)
Provision (benefit) for doubtful accounts	1,679	(109)
Provision (benefit) from deferred income taxes	(10,589)	2,177
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(3,572)	(16,719)
Inventories	(16,090)	(9,108)
Income tax receivable	(724)	1,082
Prepaid expenses and other	(1,720)	(2,075)
Accounts payable	34,559	12,047
Accrued expenses	2,121	6,506
Other, net	(391)	(11)

Net cash provided by operating activities	64,142	47,722

Cash flows from investing activities:
Acquisition, net of cash acquired	-	(140,991)
Capital expenditures	(24,426)	(28,151)
Proceeds from insurance	1,023	-
Proceeds from sale of property, plant and equipment	74	2,992

Net cash used in investing activities	(23,329)	(166,150)

Cash flows from financing activities:
Proceeds from stock options exercised	674	-
Decrease in restricted cash	1,375	1,461
Proceeds on term loan	-	237,499
Payments on term loan	(10,975)	(131,950)
Payments on note payable	(1,722)	(1,536)
Proceeds from Amended ABL Facility	5,000	2
Payments on Amended ABL Facility	(5,000)	-
Payment of financing costs	(6,265)	(9,399)
Excess tax benefits from share-based compensation arrangements	977	2
Purchase of treasury stock	(2,462)	(1,529)

Net cash (used in) provided by financing activities	(18,398)	94,550
Effect of exchange rate changes on cash and cash equivalents	(137)	54
Net increase (decrease) in cash and cash equivalents	22,278	(23,824)

Cash and cash equivalents at beginning of period	55,158	78,982

Cash and cash equivalents at end of period	$77,436	$55,158

NCI Building Systems, Inc.

Business Segments

(Unaudited)

(In thousands)

	Three Months Ended		Three Months Ended		$	%
	November 3, 2013		October 28, 2012		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$66,525	14	$57,963	14	$8,562	14.8%
Metal components	201,019	43	180,267	42	20,752	11.5%
Engineered building systems	201,737	43	190,195	44	11,542	6.1%
Total sales	469,281	100	428,425	100	40,856	9.5%
Less: Intersegment sales	69,070	15	66,737	16	2,333	3.5%
Total net sales	$400,211	85	$361,688	84	$38,523	10.7%
	-		-

		% of		% of
Operating income (loss):		Sales		Sales
Metal coil coating	$8,209	12	$7,018	12	$1,191	17.0%
Metal components	16,904	8	10,216	6	6,688	65.5%
Engineered building systems	9,045	4	14,182	7	(5,137)	-36.2%
Corporate	(17,700)	-	(15,990)	-	(1,710)	-10.7%
Total operating income (loss) (% of sales)	$16,458	4	$15,426	4	$1,032	6.7%
	-		-

	Fiscal Year Ended		Fiscal Year Ended		$	%
	November 3, 2013		October 28, 2012		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$222,064	14	$210,227	15	$11,837	5.6%
Metal components	663,094	43	534,853	39	128,241	24.0%
Engineered building systems	655,767	43	643,473	46	12,294	1.9%
Total sales	1,540,925	100	1,388,553	100	152,372	11.0%
Intersegment sales	232,530	15	234,543	17	(2,013)	-0.9%
Total net sales	$1,308,395	85	$1,154,010	83	$154,385	13.4%
	-		-		-

		% of		% of
Operating income (loss):		Sales		Sales
Metal coil coating	$24,027	11	$22,322	11	$1,705	7.6%
Metal components	36,167	5	34,147	6	2,020	5.9%
Engineered building systems	23,405	4	37,596	6	(14,191)	-37.7%
Corporate	(64,411)	-	(62,376)	-	(2,035)	-3.3%
Total operating income (loss) (% of sales)	$19,188	1	$31,689	3	$(12,501)	-39.4%

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FOR THE THREE MONTHS ENDED NOVEMBER 3, 2013 AND OCTOBER 28, 2012

(Unaudited)

(In thousands)

	For the Three Months Ended November 3, 2013
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$8,209	$16,904	$9,045	$(17,700)	$16,458
Gain on insurance recovery	(1,023)	-	-	-	(1,023)
Unreimbursed business interruption costs	500	-	-	-	500
"Adjusted" operating income (loss) (1)	$7,686	$16,904	$9,045	$(17,700)	$15,935

	For the Three Months Ended October 28, 2012
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$7,018	$10,216	$14,182	$(15,990)	$15,426
Acquisition-related costs	-	-	-	153	153
"Adjusted" operating income (loss) (1)	$7,018	$10,216	$14,182	$(15,837)	$15,579

(1)	The Company discloses a tabular comparison of "Adjusted" operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. "Adjusted" operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FOR THE FISCAL YEAR ENDED NOVEMBER 3, 2013 AND OCTOBER 28, 2012

(Unaudited)

(In thousands)

	For the Fiscal Year Ended November 3, 2013
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$24,027	$36,167	$23,405	$(64,411)	$19,188
Gain on insurance recovery	(1,023)	-	-	-	(1,023)
Unreimbursed business interruption costs	500	-	-	-	500
"Adjusted" operating income (loss) (1)	$23,504	$36,167	$23,405	$(64,411)	$18,665

	For the Fiscal Year Ended October 28, 2012
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$22,322	$34,147	$37,596	$(62,376)	$31,689
Acquisition-related costs	-	-	-	4,989	4,989
Actuarial determined general liability self-insurance
charges (recovery)	-	(1,929)	-	-	(1,929)
Executive retirement	-	-	-	508	508
"Adjusted" operating income (loss) (1)	$22,322	$32,218	$37,596	$(56,879)	$35,257

(1)	The Company discloses a tabular comparison of "Adjusted" operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. "Adjusted" operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS ("ADJUSTED EBITDA")

(Unaudited)

(In thousands)

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Trailing 12 Months
	January 27,	April 28,	July 28,	November 3,	November 3,
	2013	2013	2013	2013	2013
Net income (loss)	$(3,627)	$(5,342)	$(12,192)	$8,276	$(12,885)
Add:
Depreciation and amortization	9,122	8,809	9,066	9,012	36,009
Consolidated interest expense, net	6,244	6,149	5,130	3,334	20,857
Provision (benefit) for income taxes	(1,825)	(2,506)	(9,933)	5,410	(8,854)
Debt extinguishment costs, net	-	-	21,491	-	21,491
Gain on insurance recovery	-	-	-	(1,023)	(1,023)
Unreimbursed business interruption costs	-	-	-	500	500
Non-cash charges:
Share-based compensation	3,442	3,445	3,448	4,565	14,900
Embedded derivative	(5)	(4)	(50)	-	(59)

Adjusted EBITDA (1)	$13,351	$10,551	$16,960	$30,074	$70,936

	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Trailing 12 Months
	January 29,	April 29,	July 29,	October 28,	October 28,
	2012	2012	2012	2012	2012
Net income (loss)	$589	$1,321	$(3,267)	$6,270	$4,913
Add:
Depreciation and amortization	6,158	5,841	7,248	10,355	29,602
Consolidated interest expense, net	3,296	3,034	4,159	6,226	16,715
Provision (benefit) for income taxes	426	942	(663)	3,379	4,084
Acquisition-related costs	396	1,494	2,946	153	4,989
Debt extinguishment costs, net	-	-	6,437	-	6,437
Executive retirement	-	508	-	-	508
Non-cash charges:
Share-based compensation	1,972	2,119	2,090	3,117	9,298
Asset impairments (recoveries)	-	-	(22)	13	(9)
Embedded derivative	(5)	(6)	(5)	(6)	(22)

Adjusted EBITDA (1)	$12,832	$15,253	$18,923	$29,507	$76,515

(1)	The Company's Credit Agreement defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

"ADJUSTED" NET INCOME (LOSS) PER DILUTED COMMON SHARE AND NET INCOME (LOSS) COMPARISON

(Unaudited)

	Fiscal Three Months Ended		Fiscal Year Ended
	November 3,	October 28,	November 3,	October 28,
	2013	2012	2013	2012
Net income (loss) per diluted common share, GAAP basis	$0.11	$0.08	$(0.29)	$(3.81)
Convertible preferred stock beneficial conversion feature and amendment	-	-	-	3.20
Debt extinguishment costs, net of taxes	-	-	0.30	0.21
Gain on insurance recovery, net of unreimbursed business interruption costs and taxes	(0.01)	-	(0.01)	-
Acquisition-related costs, net of taxes	-	0.00	-	0.19
Actuarial determined general liability self-insurance charges (recovery), net of taxes	-	-	-	(0.06)
Executive retirement, net of taxes	-	-	-	0.02
"Adjusted" net income (loss) per diluted common share (1)	$0.10	$0.08	$0.00	$(0.25)

	Fiscal Three Months Ended		Fiscal Year Ended
	November 3,	October 28,	November 3,	October 28,
	2013	2012	2013	2012
Net income (loss) applicable to common shares, GAAP basis	$8,276	$6,270	$(12,885)	$(72,120)
Convertible preferred stock beneficial conversion feature and amendment	-	-	-	60,681
Debt extinguishment costs, net of taxes	-	-	13,238	3,965
Gain on insurance recovery, net of unreimbursed business interruption costs and taxes	(322)	-	(322)	-
Acquisition-related costs, net of taxes	-	94	-	3,690
Actuarial determined general liability self-insurance charges (recovery), net of taxes	-	-	-	(1,188)
Executive retirement, net of taxes	-	-	-	313
"Adjusted" net income (loss) applicable to common shares (1)	$7,954	$6,364	$31	$(4,659)

(1)	The Company discloses a tabular comparison of "Adjusted" net income (loss) per diluted common share and "Adjusted" net income (loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. "Adjusted" net income (loss) per diluted common share and "Adjusted" net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net loss per diluted common share and net loss applicable to common shares as reported on the face of our statement of operations.

 NCI Building Systems, Inc.

 Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

						%
	4th Qtr 2013		4th Qtr 2012		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	66,525	14%	57,963	14%	8,562	14.8%
Less: Intersegment sales	37,691		36,082		1,609	4.5%
Third Party Sales	28,834	7%	21,881	6%	6,953	31.8%

Operating Income (Loss)	8,209	28%	7,018	32%	1,191	17.0%
	-
Metal Components
Total Sales	201,019	43%	180,267	42%	20,752	11.5%
Less: Intersegment sales	25,397		25,981		(584)	-2.2%
Third Party Sales	175,622	44%	154,286	43%	21,336	13.8%

Operating Income (Loss)	16,904	10%	10,216	7%	6,688	65.5%
	-
Engineered Building Systems
Total Sales	201,737	43%	190,195	44%	11,542	6.1%
Less: Intersegment sales	5,982		4,674		1,308	28.0%
Third Party Sales	195,755	49%	185,521	51%	10,234	5.5%

Operating Income (Loss)	9,045	5%	14,182	8%	(5,137)	-36.2%
	-
Consolidated
Total Sales	469,281	100%	428,425	100%	40,856	9.5%
Intersegment	69,070		66,737		2,333	3.5%
Third Party Sales	400,211	100%	361,688	100%	38,523	10.7%

Operating Income (Loss)	16,458	4%	15,426	4%	1,032	6.7%
	-

	YTD		YTD			%
	4th Qtr 2013		4th Qtr 2012		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	222,064	14%	210,227	15%	11,837	5.6%
Less: Intersegment sales	129,094		129,121		(27)	0.0%
Third Party Sales	92,970	7%	81,106	7%	11,864	14.6%

Operating Income (Loss)	24,027	26%	22,322	28%	1,705	7.6%
	-
Metal Components
Total Sales	663,094	43%	534,853	39%	128,241	24.0%
Less: Intersegment sales	81,322		88,133		(6,811)	-7.7%
Third Party Sales	581,772	44%	446,720	39%	135,052	30.2%

Operating Income (Loss)	36,167	6%	34,147	8%	2,020	5.9%
	-
Engineered Building Systems
Total Sales	655,767	43%	643,473	46%	12,294	1.9%
Less: Intersegment sales	22,114		17,289		4,825	27.9%
Third Party Sales	633,653	49%	626,184	54%	7,469	1.2%

Operating Income (Loss)	23,405	4%	37,596	6%	(14,191)	-37.7%
	-
Consolidated
Total Sales	1,540,925	100%	1,388,553	100%	152,372	11.0%
Less: Intersegment sales	232,530		234,543		(2,013)	-0.9%
Third Party Sales	1,308,395	100%	1,154,010	100%	154,385	13.4%

Operating Income (Loss)	19,188	1%	31,689	3%	(12,501)	-39.4%